Exhibit 10.20

THIS AGREEMENT dated the 10 day of August 2011 is

BETWEEN:

(1)

SINGAPORE VOLITION PTE LIMITED a private limited company incorporated and registered in Singapore with registration number 201016543R and whose principal address is 150 Orchard Road, Orchard Plaza, 08-02, Singapore, 238841 (hereinafter "VOLITION")

AND

(2)

VOLITION RESEARCH LIMITED whose principal address is 82Z Portland Place, London, W1B 1NS (hereinafter "RESEARCH")

WHEREAS

VOLITION wishes to obtain certain services as provided in Schedule 1 of this Agreement and wishes to appoint RESEARCH to perform the services upon the terms herein provided;

RESEARCH is able and willing to provide the services to VOLITION on the terms and conditions set out herein.

NOW THE PARTIES HAVE AGREED AS FOLLOWS

1.

SERVICES TO BE PROVIDED

1.1

VOLITION appoints RESEARCH to provide the services as set out in Schedule 1 (the "Services"), upon the terms herein provided. Further services which are required by VOLITION may be added to the list of Services upon terms to be mutually agreed between the parties.

2.

CONSIDERATION

2.1

The fees for the provision of the Services by RESEARCH shall be one hundred and five thousand US Dollars (USD105,000.00) (the “Service Fee”) payable upfront and in full within 30 days of the execution of this Agreement.

2.2

VOLITION shall appoint a duly authorized representative or representatives to provide all necessary written instructions to RESEARCH in order for RESEARCH to carry out its obligations under this Agreement. RESEARCH shall only act upon written instructions received from the duly authorized representative(s).

3.

DURATION

3.1

The services to be provided by RESEARCH under this Agreement shall commence 10 August 2011 and shall continue for a period of 5 years (the “Term”).

4.

INFORMATION & TERMS

4.1

VOLITION will make available to RESEARCH any and all information that may reasonably be required for RESEARCH to carry out its duties in terms hereof.

4.2

VOLITION grants to RESEARCH a non exclusive, revocable licence to use the VOLITION business name, logo and other publically available material relevant to VOLITION in connection with the performance of the Services during the term of this Agreement subject to the prior written approval of VOLITION.

4.3

VOLITION shall have the non exclusive right to use the business name of RESEARCH (and for the avoidance of doubt The Dill Faulkes Educational Trust Ltd (“DFET”) and to represent RESEARCH as promoting the activities of VOLITION during the term of this Agreement subject to the prior written approval of RESEARCH.

4.4

VOLITION grants to RESEARCH and RESEARCH grants to VOLITION a non- exclusive, revocable licence to provide a hypertext link for the purpose of linking the VOLITION website with the RESEARCH (and for the avoidance of doubt DFET) website.

5.

DELEGATION

RESEARCH may:

5.1

subject to such terms and conditions mutually agreed between VOLITION and RESEARCH, from time to time delegate to any person, firm or company all or any of the services undertaken by it in terms hereof and may appoint or employ outside consultants or outside firms or independent agents.

6.

LOSS OR DAMAGE

6.1

The Services provided by RESEARCH shall be performed with due care and diligence.

6.2

RESEARCH is responsible for complying with all laws, rules and regulations applicable to the provision of the Services under this Agreement.

7.

INDEMNITY

7.1

RESEARCH hereby indemnifies and holds VOLITION harmless against all claims of whatever nature which may be brought against RESEARCH by any person whomsoever arising out of or in any way attributable to RESEARCH having acted in terms of this Agreement, and all legal costs (both solicitor-client and party-party), liability, damages or expenses which RESEARCH may suffer, sustain or incur in respect of or arising out of such claims.

8.

ARBITRATION

8.1

The parties shall continuously act in good faith for the duration of this Agreement and in this regard any dispute, difference or question which may arise at any time hereafter between the parties arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall first be resolved by good faith negotiations between the parties which negotiations shall commence within thirty (30) days of the notice of dispute, difference or question.

8.2

Should the parties be unable to resolve the dispute, difference or question by good faith negotiations then the parties shall jointly refer such dispute, difference or question to the Singapore Mediation Centre for resolution. Should the mediator who shall be appointed by the Singapore Mediation Centre in accordance with its rules be unable to resolve the said dispute, difference or question to the satisfaction of the parties then clause 8.3 shall apply

8.3

Any dispute, difference or question which may arise at any time hereafter between the parties arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination which is not solved amicably between the parties in accordance with the provisions herein shall within thirty (30) days of the conclusion of the mediation in clause 8.2 herein be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre ("SIAC Rules") for the time being in force, which rules are deemed to be incorporated by reference in this clause. The reference to the SIAC Rules as understood in this Agreement refers to the rules which are most appropriate for the arbitration and the decision as to the most appropriate rules for the arbitration shall wholly and finally rest with the arbitrator appointed in accordance with this clause.

8.4

The tribunal shall consist of one arbitrator to be appointed by the Head/Chairman of the SIAC and the proceedings for the arbitration shall be conducted in the English language.

9.

GOVERNING LAW

9.1

This Agreement shall be governed and interpreted in every respect in accordance with the laws of Singapore.

10.

NOTICE

10.1

Notice to either party for the purposes of this Agreement or in respect of any legal proceedings, arbitration or otherwise shall be sent to the respective addresses set out below:

RESEARCH:

82Z Portland Place, London, W1B 1NS

Fax: +44 (0) 20 7307 3501

VOLITION:

150 Orchard Road, Orchard Plaza, 08-02, Singapore, 238841

Fax: +65 6333 7235

10.2

A notice is deemed to have been received:

(a)

if delivered personally, at the time of delivery; or

(b)

in the case of fax, at the time a notice of successful transmission is  received by the fax machine of the sender; or

(c)

in the case of pre-paid first class post, recorded delivery or registered post, or registered airmail, when received by the other party.

10.3

Either party shall be entitled to change its aforesaid address to another address on giving the other party seven (7) days written notice of such proposed change of address.

11.

CONFIDENTIAL INFORMATION

11.1

Any information or data obtained by either party to this Agreement arising from the implementation of this Agreement shall be treated as strictly confidential by both the parties and their affiliates and shall not be divulged or permitted to be divulged to any person not being a party to this Agreement, without the prior written consent of the other party to this Agreement provided, however, that any information and data which is required to be furnished by law or contract or by any Stock Exchange on which the shares of either party to this Agreement are listed or quoted, may be so furnished. Every effort shall however be made to consult fully with the other party to this Agreement on all proposed releases of information with a view to avoiding untimely or damaging disclosures.

12.

ASSIGNMENT

12.1

Neither party may assign, in whole or in part, its rights and obligations under this Agreement, without the prior written consent of the other party (such consent not to be unreasonably withheld).

13.

WHOLE AGREEMENT

13.1

This Agreement constitutes the whole agreement between the parties and supersedes any arrangements, understanding or previous agreement, whether orally, in writing or otherwise, between them relating to the subject matter they cover.

13.2

Each party acknowledges that in entering into this Agreement, it does not rely on, and shall have no remedy in respect of, any statement, representation, assurance or warranty of any person other than as expressly set out in this Agreement.

14.

VARIATION AND WAIVER

14.1

Any variation of this Agreement shall be in writing and signed by or on behalf of all parties.

14.2

Any waiver of any right under this Agreement is only effective if it is in writing, and it applies only to the party to whom the waiver is addressed and the circumstances for which it is given and shall not prevent the party who has given the waiver from subsequently relying on the provision it has waived.

14.3

No failure to exercise or delay in exercising any right or remedy provided under this Agreement or by law constitutes a waiver of such right or remedy or will prevent any future exercise in whole or in part thereof.

14.4

Unless specifically provided otherwise, rights arising under this Agreement are cumulative and do not exclude rights provided by law.

15.

SEVERANCE

15.1

If any provision of this Agreement (or part of a provision) is found by any court, tribunal, arbitrator(s) or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, the other provisions shall remain in force.

15.2

If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to give effect to the commercial intention of the parties.

16.

AGREEMENT SURVIVES TERMINATION

16.1

This Agreement (other than obligations that have already been fully performed) remains in full force after expiry or termination and the expiry or termination of this Agreement shall be without prejudice to any other rights which have already accrued to either of the parties under this Agreement.

17.

THIRD PARTY RIGHTS

17.1

This Agreement is made for the benefit of the parties to them and their successors and permitted assigns, and is not intended to benefit, or be enforceable by anyone else and the provisions of the Contracts (Rights of Third Parties) Act shall not apply to this Agreement.

17.2

The right of the parties to terminate, rescind, or agree any amendment, variation, waiver or settlement under this Agreement is not subject to the consent of any person that is not a party to the Agreement.

Signed by the parties to have effect on the date written at the beginning of this agreement.

/s/ Cameron Reynolds

CAMERON REYNOLDS

FOR AND ON BEHALF OF

SINGAPORE VOLITION PTE. LIMITED

/s/ Dr. Martin Faulkes

DR MARTIN CHARLES FAULKES

FOR AND ON BEHALF OF

VOLITION RESEARCH LIMITED

SCHEDULE 1

SERVICES

1.

Liaise with Cancer charities and trusts to raise the profile of VOLITION both in the UK and internationally.

2.

Liaise with various medical institutions (both non-profit and for profit) to promote and raise the profile of VOLITION,

3.

Build and develop long term relationships between UK and international Cancer charities; medical institutions and VOLITION.

4.

Provide written reports to VOLITION on the activities undertaken and services provided under the terms of this Agreement.

5.

Lobbying government, health organization and other policy makers on behalf of VOLITION and promote the socially responsible ethos of VOLITION.

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